Exhibit 99.1

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

School Specialty Announces Fiscal Year 2019 Second Quarter Financial Results

•	Second quarter revenue of $160.6 million

•	Second quarter operating income of $1.8 million

•	Second quarter Adjusted EBITDA of $10.3 million

•	Executes new 10-year exclusive licensing agreement for FOSS Science Curriculum

•	Lowering 2019 Revenue guidance to $640 million to $650 million

•	Confirming 2019 gross margin guidance of 50 bps improvement

•	With additional cost savings expected, guiding to lower end of adjusted EBITDA guidance range of $42 million to $46 million

GREENVILLE, Wis., August 12, 2019 – School Specialty, Inc. (OTCQB: SCOO) (“School Specialty”, “SSI” or “the Company”), a leading provider of innovative products and solutions that support integrated learning environments for improved student social, emotional, mental and physical well-being, today provided results for its fiscal second quarter ended June 29, 2019.

Michael Buenzow, Interim Chief Executive Officer, stated, “Current bookings gross margin trends for late Q2 and early Q3 indicate solid gross margin improvement within the Distribution segment for the second half of 2019. Our variable and fixed cost savings initiatives are gaining traction as we continue to aggressively manage the SG&A expense structure, and we plan on accelerating those initiatives in the second half of 2019 to increase our profitability. With an emphasis and focus on higher margin revenue opportunities, we have taken a very disciplined and focused approach to our business, which in some cases includes walking away from certain large revenue opportunities with low margins. This, along with a delayed recovery in our Science Curriculum segment, has contributed to revenue softness in the first half of the year and our lower overall revenue outlook for 2019. Small district and non-district accounts have experienced some weakness and, as a result, we have engaged in a proactive direct marketing campaign to address these customer segments. Importantly, our business is trending favorably year-over-year within large school districts, major purchasing cooperatives, and state contracts. We remain committed to driving long term organic growth, focusing on cost efficiency, expanding margins, and generating strong free cash flow.”

Ryan M. Bohr, Executive Vice President and Chief Operating Officer, stated, “From an operations perspective, the challenges of 2018 are fully behind us. The performance in our fulfillment centers has been exceptional with respect to all customer-facing metrics, such as fill-rates, order lead-times, and order accuracy. We believe this solid execution will be a significant advantage as we look to drive follow-on orders and strengthen order trends after the peak ordering months of July and August. We remain focused on process improvement and cost reduction initiatives, which have contributed to a greater than 6% reduction in SG&A through the second quarter. We are confident this favorability will continue and will improve long-term profitability. Importantly, key process improvement efforts not only lower costs but position us to better serve our customers and drive organic revenue growth.”

Michael Buenzow added, “Taking this quarter’s revenue results into account, we are still tracking towards the lower end of our previously disclosed adjusted EBITDA guidance range as a result of our cost reduction and margin improvement efforts. As such, we are expecting a considerable increase in EBITDA performance on a year-over-year basis in the second half of 2019. In our Distribution segment, booked gross margins for June and July, two of the Company’s strongest order months, were up year-over-year by 250 basis points. This improvement stems primarily from the implementation of a more strategic approach to bids and contracts and effective management of discount programs. Furniture margins have also shown steady improvement and were favorable year-over-year for the first half of 2019. In our Science Curriculum business, we have seen more active competition, resulting in our win-rates coming in below historical levels. This said, with increasing demand for NGSS-aligned curriculum programs, we are confident our leadership and deep roots in the K-8 Science market will enable a strong recovery in the Science segment. Overall, we remain focused on further improvements and enhancing our products to better serve the needs of our customers.”

FOSS Science Curriculum Update

School Specialty, Inc. is also extremely pleased to announce that we have successfully executed a new 10-year agreement to continue as the exclusive publisher of the award-winning FOSS Science Curriculum program. The new long-term agreement provides us with an opportunity to work collaboratively with the Lawrence Hall of Science at the University of California, Berkeley to further improve the FOSS program and jointly pursue the very significant market opportunity for the FOSS program over the next several years.

Second Quarter of Fiscal 2019 Results

•

Revenue was $160.6 million for the quarter ended June 29, 2019, as compared to $169.2 million in the second quarter of fiscal 2018, representing a decrease of 5.1%. This decrease included declines of 3.6% in the Distribution segment and 22.2% in the Science Curriculum segment.

•	Our Supplies business with the largest school districts in the country is gaining momentum through major purchasing cooperatives and large state contracts.

•	Based on the current pipeline of opportunities, we expect Science Curriculum revenue to begin to accelerate as the second half progresses.

•

The Company reported a gross profit margin for the quarter ended June 29, 2019 of 32.7%, as compared to 34.7% reported in the second quarter of fiscal 2018. While gross margin contracted in the quarter, booking trends in Supplies and Furniture in June and July support gross margin expansion in the second half of 2019 as our pricing strategy gains traction.

•

Selling, general and administrative (“SG&A”) expenses were $50.5 million for the quarter ended June 29, 2019, which represents a 6.1% decrease year-over-year, driven primarily by lower variable costs related to volume, transportation cost reduction efforts, and lower compensation and benefits costs as well as marketing and catalog costs.

•

The Company reported adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $10.3 million for the quarter ended June 29, 2019, compared to $11.5 million in the quarter ended June 30, 2018. Factors impacting Adjusted EBITDA in the second quarter of fiscal 2019 compared to the prior year include lower revenue and gross profit, partially offset by lower SG&A costs.

Fiscal 2019 Outlook Update

•

Total revenue is expected to be approximately $640 million to $650 million, a 3% to 5% decrease year-over-year. The updated outlook is driven primarily by a movement away from low margin business in both Supplies and Furniture and a delayed recovery in the Science Curriculum segment.

•

Gross margin is forecasted to expand 50 basis points year-over-year, consistent with our original guidance, despite an unfavorable shift in expected revenue mix. Strong favorability in the second half of 2019 is expected to more than offset performance in the first half of 2019.

•

Favorable gross margin trends, which began to materially impact results late in the second quarter, are expected to continue and should offset the impact of lower top-line performance as we drive considerable year-over-year gross margin expansion in the second half of 2019.

•

Full year SG&A expense is forecasted to decline approximately 6% year-over-year. SG&A is being managed aggressively, and we expect year-over-year cost reductions to offset any softness in the top-line.

•	Full year 2019 EBITDA is forecasted to come in at the lower end of our previously disclosed guidance of $42 million to $46 million.

•

Free cash flow is anticipated to be in the range of $15 million to $20 million, down from the original guidance of $27 million to $33 million. Higher than anticipated year-end net working capital balances, driven primarily by lower accrued incentive compensation and increased restructuring costs associated with SG&A actions are contributing to the decline in free cash flow. This assumes capital expenditures of $10 million and product development investments of $5 million.

•	School Specialty is working with a leading investment banking firm to refinance its deferred cash payment obligations, which are payable at the end of fiscal 2019.

School Specialty will be hosting a teleconference and webcast on Tuesday, August 13, 2019 at 9:00 a.m. ET to discuss its results and outlook. Speaking from management will be Michael C. Buenzow, Interim President and Chief Executive Officer; Ryan M. Bohr, Executive Vice President and Chief Operating Officer; and Kevin L. Baehler, Executive Vice President and Chief Financial Officer.

Conference Call Information:

•	Toll-free number: 844-882-7832 / International number: 574-990-9706 / Conference ID: 7179747

•	Replay number: 855-859-2056 / International replay number: 404-537-3406 / Conference ID: 7179747

Interested parties can also participate on the webcast by visiting the Investor Relations section of School Specialty’s website at http://investors.schoolspecialty.com. For those who are unable to participate on the live conference call and webcast, a replay will be available approximately one hour after the completion of the call.

About School Specialty, Inc.

School Specialty designs, develops and delivers the broadest assortment of innovative and proprietary products, programs and services to the education marketplace, including essential classroom supplies, furniture, educational technology, supplemental learning resources, science-based curriculum, and other unique products and services that enable educators across North America to transform more than classrooms. The Company applies its unmatched team of subject-matter experts and customized planning, development and project management tools to deliver its unique value proposition, which supports the social, emotional, mental, and physical safety of students – improving both their learning outcomes and school district performance.

School Specialty serves the U.S. and Canada with a multi-channel approach. For more information, visit https://corporate.schoolspecialty.com/ or connect with us on Facebook, Twitter, Instagram, and Pinterest. Find ideas, resources and inspiration by visiting our blog: https://blog.schoolspecialty.com/.

Statement Concerning Forward-Looking Information

Any statements made in this press release about School Specialty’s expected financial results, future financial condition, results of operations, expectations, plans, or prospects, including but not limited to those statements relating to its expected results for 2019 under the heading “Fiscal 2019 Outlook Update” and elsewhere in this press release, constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the risk factors described in Item 1A of School Specialty’s Form 10-K for the fiscal year ended December 29, 2018, which risk factors are incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This press release includes references to Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA represents net income (loss) adjusted for: provision for (benefit from) income taxes; purchase accounting deferred revenue adjustments; restructuring costs; restructuring-related costs included in SG&A; impairment charges; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; proceeds from asset sales; unrealized foreign exchange gains and losses; other; changes in working capital; Cash Interest and Cash Taxes.

The Company considers Adjusted EBITDA a relevant supplemental measure of its financial performance and Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial measures provide useful supplemental information for investors regarding trends and performance of our ongoing operations and is useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, (iv) evaluate trends in our business, (v) evaluate our ability to generate cash and improve liquidity, and (vi) assess the Company’s ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments, all consistent with how management evaluates such performance and trends.

Adjusted EBITDA and Free Cash Flow do not represent, and should not be considered, an alternative to net income or operating income, or an alternative to cashflow from operations, as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies.

Company Contacts

Ryan Bohr, EVP and Chief Operating Officer	Kevin Baehler, EVP and Chief Financial Officer
Ryan.bohr@schoolspecialty.com	Kevin.baehler@schoolspecialty.com
Tel: 920-882-5868	Tel: 920-882-5882

Investor and Media Relations Contact

Mark Barbalato – FTI Consulting

Mark.Barbalato@fticonsulting.com

Tel: 212-850-5707

Tables to Follow

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	For the Three Months Ended		For the Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenues	$160,609	$169,272	$256,541	$268,559
Cost of revenues	107,930	110,528	171,060	173,694

Gross profit	52,679	58,744	85,481	94,865
Selling, general and administrative expenses	50,532	53,808	102,980	110,946
Impairment charge	—	—	283	—
Facility exit costs and restructuring	334	171	1,210	482

Operating income (loss)	1,813	4,765	(18,992)	(16,563)
Other expense:
Interest expense	4,960	3,688	9,586	7,194
Change in fair value of derivatives	1,082	—	1,082	—

Income (loss) before benefit from income taxes	(4,229)	1,077	(29,660)	(23,757)
Provision for (benefit from) income taxes	1,627	1,059	1,171	(5,097)

Net income (loss)	$(5,856)	$18	$(30,831)	$(18,660)

Weighted average shares outstanding:
Basic	7,012	7,000	7,007	7,000
Diluted	7,012	7,129	7,007	7,000
Net Loss per Share:
Basic	$(0.84)	$0.00	$(4.40)	$(2.67)
Diluted	$(0.84)	$0.00	$(4.40)	$(2.67)

	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Adjusted Earnings before interest, taxes, depreciation, amortization, change in value of derivatives, restructuring and impairment charges (EBITDA) reconciliation:
Net income (loss)	$(5,856)	$18	$(30,831)	$(18,660)
Provision for (benefit from) income taxes	1,627	1,059	1,171	(5,097)
Purchase accounting deferred revenue adjustment	—	266	—	639
Impairment charge	—	—	283	—
Restructuring costs	334	171	1,210	482
Restructuring-related costs incl in SG&A	2,179	390	3,930	1,688
Change in fair value of derivatives	1,082	—	1,082	—
Depreciation and amortization expense	4,342	3,935	8,514	9,393
Amortization of development costs	1,343	1,382	2,301	2,686
Net interest expense	4,960	3,688	9,586	7,194
Stock-based compensation	270	625	(890)	1,197

Adjusted EBITDA	$10,281	$11,534	$(3,644)	$(477)

SCHOOL SPECIALTY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Thousands, Except Share and Per Share Amounts)

	June 29, 2019	December 29, 2018	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$7,236	$1,030	$8,640
Accounts receivable, less allowance for doubtful accounts	87,345	77,888	90,470
Inventories, net	122,308	90,061	131,761
Prepaid expenses and other current assets	22,535	15,763	21,154
Refundable income taxes	138	1,019	2,115

Total current assets	239,562	185,761	254,140
Property, plant and equipment, net	30,761	31,902	32,063
Operating lease right-of-use asset	12,528	—	—
Goodwill	4,580	4,580	26,842
Intangible assets, net	31,149	33,306	35,184
Development costs and other	14,489	14,807	16,191
Deferred taxes long-term	291	320	8,347

Total assets	$333,360	$270,676	$372,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities—long-term debt	$94,971	$30,352	$64,600
Current operating lease liability	5,203	—	—
Accounts payable	62,060	41,277	61,894
Accrued compensation	7,161	7,302	8,209
Contract liabilities	5,414	5,641	5,804
Accrued royalties	1,591	2,678	1,998
Other accrued liabilities	13,908	11,379	12,265

Total current liabilities	190,308	98,629	154,770
Long-term debt—less current maturities	96,429	103,583	130,437
Opearting lease liability	7,403	—	—
Other liabilities	3,353	1,101	792

Total liabilities	297,493	203,313	285,999

Stockholders’ equity:
Preferred stock, $0.001 par value per share, 500,000 shares authorized; none outstanding	—	—	—
Common stock, $0.001 par value per share, 50,000,000 shares authorized;
7,025,219; 7,000,000 and 7,000,000 shares issued and outstanding, respectively	7	7	7
Capital in excess of par value	124,183	125,072	124,149
Treasury stock, at cost 5,145; 0 and 0 shares, respectively	(34)	—	—
Accumulated other comprehensive loss	(1,821)	(2,079)	(1,832)
Accumulated deficit	(86,468)	(55,637)	(35,556)

Total stockholders’ equity	35,867	67,363	86,768

Total liabilities and stockholders’ equity	$333,360	$270,676	$372,767